                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE  PRESENTS  that PVF HOLDINGS LLC (the  "Company")
does hereby make,  constitute and appoint each of Bruce A. Albert, Andrea DeMar,
Yvette Kosic, Kevin P. Treanor,  Michael T. Seeley, and Anthony DeRose, (and any
other  employee  of The  Goldman  Sachs  Group,  Inc.  or one of its  affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful  attorney,  to execute and deliver in its name and on its behalf whether the Company is acting  individually or as representative of others,  any and all filings required to be made by the Company under the Securities Exchange
Act of 1934, (as amended,  the "Act"),  with respect to securities  which may be deemed  to be  beneficially  owned by the  Company  under  the Act,  giving  and granting  unto each said  attorney-in-fact  power  and  authority  to act in the premises as fully and to all intents and purposes as the Company  might or could do if personally present by one of its authorized signatories,  hereby ratifying and confirming all that said  attorney-in-fact  shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY  shall  remain in full force and effect until either revoked  in  writing  by the  undersigned  or until  such time as the  person or persons to whom power of  attorney  has been  hereby  granted  cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

     IN WITNESS  WHEREOF,  the undersigned has duly subscribed these presents as of September 23, 2008.

PVF HOLDINGS LLC

By: /s/ Stephen W. Lake
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Name: Stephen W. Lake
Title: Senior Vice President, General Counsel and Corporate Secretary